Exhibit 10.32


                           PATENTS PURCHASE AGREEMENT

This Patents Purchase Agreement (this "Agreement") is made and entered into as of September 21, 2004 (the "Effective Date') between


INyX, Inc. , a company incorporated under the laws of the state of New York, having its principal offices in 825, Third Avenue, 40th Floor, New York, NY 10022, USA hereinafter referred to as "INyX",

and

PHARES PHARMACEUTICAL RESEARCH N.V. a company organised and existing under the laws of the Netherlands Antilles having its principal office at Emancipatie Boulevard 31, Curacao, Netherlands Antilles, hereinafter referred to as "Phares".


1 DEFINITIONS

1.1 "Patent Rights" means the patents listed in Exhibit A attached hereto.

1.2 "Transfer" means the transfer of the Patent Rights into the exclusive ownership of INyX by means of amending ownership of the Patent Rights at the respective patent offices.

1.3 "Updating" means any new patent filings emanating from research commissioned by INyX to Phares in the field of inhalation.


2 TRANSFER

2.1 INyX has conducted under the terms of a Letter of Intent between the Parties, dated July 21, 2004, due diligence and testing and INyX has determined that it will purchase the Patent Rights.

2.2 Phares hereby sells and transfers to INyX all of Phares's right, title and interest in the Patent Rights.

2.3 Each party hereby agrees to execute such documents and to take such other actions as shall be necessary and appropriate to effectuate the Transfer of the Patent Rights.


3 REPRESENTATIONS AND WARRANTIES

Phares and INyX, (both hereinafter referred to as "Parties') make the following representations and warranties:

3.1 Phares warrants to provide all necessary support to INyX in relation to the Updating the Patent Rights.

3.2 INyX shall bear the cost for Transfer of the Patent Rights and maintenance of the Patent Rights.

3.3 Phares warrants that it has sufficient right and title to enter into and to perform its obligations under this Agreement. Except as expressly set forth in this Agreement, the Parties disclaim all warranties of any nature, express or implied, including without limitation warranties for merchantability, non-infringement and fitness for a particular purpose.

4 TECHNOLOGY TRANSFER

4.1 Phares and INyX will timely cooperate in the filing and execution of any and all documents necessary to effectuate the Transfer no later than 1st October 2004.


5 PATENT MAINTENANCE AND PROSECUTION RESPONS IBILITIES

5.1 INyX may, but shall not be required to, prosecute any alleged infringement or threatened infringement of any transferred Patent Rights of which it is aware or which is brought to its attention, INyX shall act in its own name and at its own expense.


6 INDEMNITY

6.1 Each party will indemnify, save, defend and hold the other party and its agents, directors and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses, including reasonable legal expense and attorneys fees, resulting from activities under this Agreement by the first mentioned party or its sub- licensees.


7 CONSIDERATION

7.1 In consideration for Transfer of the Patent Rights according to article 2.1. of this Agreement, INyX shall pay to Phares the sum of Euros 70,000 (Euros seventy thousand). 50% of this sum is payable at signing of this Agreement, the remaining 50% within 30 days from receipt of the invoice.

7.2 In consideration for the Updating according to article 3.1. of this Agreement, INyX shall pay to Phares the one-time sum of Euros 45,000 (Euros forty five thousand) in the aggregate for the patent applications arising from the Updating, with 25% to be paid on filing and 75% to be paid on approval.

7.3 In consideration of the management and administration cost accruing at Phares for the Transfer, INyX shall pay to Phares the sum of Euros 10,000 (Euros ten thousand).

7.4 All Payments for the considerations under articles 7.2. and 7.3. shall be made within 30 days from receipt of the respective invoice to the bank account as designated by Phares.


8. MISCELLANEOUS

8.1. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be non-enforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary to continue to effect the intent of the parties, and this Agreement shall otherwise remain in full force and effect and enforceable.

8.2. This Agreement shall be governed by the laws of England and Wales. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.


INYX, Inc.                          PHARES PHARMACEUTICAL RESEARCH N.V.

By: __________________________      By: __________________________


Title:                              Title:

By: __________________________      By: __________________________


Title:                              Title:





Exhibit 1:
Patent Rights

     1.   Inhalation Patent no. EP00309464 (06/05/87),  Expiry 06/06/2007 Title:
          "Methods of preparing proliposome dispersions and aerosoIs", covering Great Britain, Germany, Netherlands, Sweden, Switzerland

     2.   Inhalation  Patent No. JP 2 779 165 B2 (05 June 1987) Expiry:  05 June
          2007  Title:   "Membrane   lipid   composition   and  method  for  its
          preparation"

     3.   Inhalation Patent no. US5141674  (08/25/1992) Expiry 25/08/2009 Title:
          "Methods of preparing proliposome dispersions and aerosols"